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[AIG American General Logo]

2929 Allen Parkway (A30-25), Houston, Texas 77019

                                    Lauren W. Jones
                                    Chief Counsel, Product Development
                                    Direct Line (713) 831-8470
                                    FAX (713) 620-3878
                                    E-mail: Laurie_Jones@aigag.com

                                 June 10, 2008

BY EDGAR

Securities and Exchange Commission
Division of Investment Management
100 F Street N.E.
Washington, D.C. 20549

Re:The United States Life Insurance Company in the City of New York ("USL") and
   The United States Life Insurance Company in the City of New York
   Separate Account USL VL-R ("Registrant")
   Platinum Income Advantage-VUL
   Investment Company Act of 1940 ("40 Act") No. 811-09359
   CIK No. 0000101686

Dear Ladies and Gentlemen:

   As Chief Counsel of American General Life Companies, LLC and counsel to USL, as the depositor for the Registrant and on behalf of the Registrant, I am filing this POS AMI submission, under the Investment Company Act of 1940, for USL Platinum Income Advantage variable universal life insurance policies. This filing is to request that the Initial N-6 filing made with the Commission on June 3, 2008, accession number 0001193125-08-127202 be disregarded. This request is being made because the June 3rd Initial N-6 filing was inadvertently filed under the 40 Act only. It was intended to have been filed under both the 40 Act and the Securities Act of 1933 ("33 Act"). A new Initial N-6 filing will be filed under both the 40 Act and the 33 Act shortly.

   Any questions or comments about this filing should be addressed to the undersigned at the above referenced number.

                                          Very truly yours,

                                          LAUREN W. JONES


                     American General Life Companies, LLC
                    2929 Allen Parkway . Houston, TX 77019